 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2015 (May 4, 2015)

ATLANTIC ALLIANCE PARTNERSHIP CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-37360	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue

New York, New York 10022
(Address of principal executive offices, including Zip Code)

(212) 409-2434

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 4, 2015, Atlantic Alliance Partnership Corp. (the “Company”) consummated its initial public offering (“IPO”) of 7,687,500 ordinary shares, no par value (“Ordinary Shares”), which includes a partial exercise by the underwriters of their over-allotment option in the amount of 187,500 Ordinary Shares. The Ordinary Shares were sold at an offering price of $10.00 per Ordinary Share, generating gross proceeds of $76,875,000. The remaining portion of the over-allotment option has been extinguished.

On May 4, 2015, simultaneously with the consummation of the IPO, the Company completed a private placement (“Private Placement”) of 778,438 Ordinary Shares (“Placement Shares”) at $10.00 per share, which were purchased by AAP Sponsor (PTC) Corp. The private placement of Placement Shares generated total gross proceeds of $7,784,380.

A total of $80,718,750 of the net proceeds from the IPO and the Private Placement were placed in a trust account established for the benefit of the Company’s public shareholders.  An audited balance sheet as of May 4, 2015 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been prepared by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Audited Balance Sheet

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2015	ATLANTIC ALLIANCE PARTNERSHIP CORP.

	By:	/s/ Jonathan Mitchell
Name: Jonathan Mitchell
Title: Chief Financial Officer